UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

November 1, 2004

Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-32340	34-1981408
(Commission File Number)	(IRS employer identification no.)

350 South Grand Ave, 43rd Floor

Los Angeles, CA 90071

(Address of principal executive offices)(Zip Code)

(323) 210-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 5, 2004, we completed the private placement of 5,000,000 shares of our common stock to Friedman, Billings, Ramsey Group, Inc. The private placement resulted in gross proceeds to us of $39,525,000. The shares sold in the private placement transaction were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On November 5, 2004, we closed the $297.5 million initial public offering of our common stock. The public offering was for 35 million shares of common stock priced at $8.50 per share. We have granted the underwriters of the offering the option to purchase 5.25 million additional shares of common stock to cover over-allotments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/ John F. Madden, Jr.
John F. Madden, Jr.
Executive Vice President, General Counsel and Secretary

Dated: November 5, 2004